As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LENSAR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0125724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Discovery Drive, Orlando, Florida	32826
(Address of Principal Executive Offices)	(Zip Code)

2020 Incentive Award Plan

(Full title of the plans)

Nicholas T. Curtis

Chief Executive Officer

LENSAR, Inc.

2800 Discovery Drive,

Orlando, FL 32826

(888) 536-7271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,096,121 shares of common stock, par value $0.01 per share (the “Common Stock”), of LENSAR, Inc. (the “Company”), issuable under the following employee benefit plan for which a registration statement of the Company on Form S-8 (File No. 333-249323) is effective: 2020 Incentive Award Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by LENSAR, Inc. (the “Registrant”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

(2)

the Company’s registration statement on Form 10 initially filed with the Commission on August 26, 2020, as amended on September 14, 2020 (File No. 001-39473) pursuant to Section 12(b) of the Securities Act, relating to the Company’s Common Stock, as updated by “Description of the Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended” filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to such specific section of such statements as set forth therein.

Item 8.Exhibits.

Exhibit			Incorporated by Reference			Filed
Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Herewith

3.1	Amended and Restated Certificate of Incorporation of LENSAR, Inc.	8-K	001-39473	10/02/2020	3.1

3.2	Second Amended and Restated Bylaws of LENSAR, Inc.	10-K	001-39473	03/12/2021	3.2

4.1	Form of Certificate of Common Stock	10/A	001-39473	09/14/2020	4.1

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

99.1	2020 Incentive Award Plan	S-8	001-39473	10/05/2020	10.1

99.2	Form of Restricted Stock Award Agreement pursuant to 2020 Incentive Award Plan	S-8	001-39473	10/05/2020	10.2

99.3	Form of Stock Option Agreement pursuant to 2020 Incentive Award Plan	10-K	001-39473	03/03/2022	10.5

99.4	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	10-K	001-39473	03/03/2022	10.6

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 3, 2022.

LENSAR, INC.

By	/s/ Nicholas T. Curtis
Nicholas T. Curtis
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of LENSAR, Inc., hereby severally constitute and appoint Nicholas T. Curtis and Thomas R. Staab, II, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Nicholas T. Curtis	Chief Executive Officer and Director (principal executive officer)	March 3, 2022
Nicholas T. Curtis

/s/ Thomas R. Staab, II	Chief Financial Officer (principal financial officer)	March 3, 2022
Thomas R. Staab, II

/s/ Kendra W. Wong	Principal Accounting Officer (principal accounting officer)	March 3, 2022
Kendra W. Wong

/s/ William J. Link, Ph.D.	Chairperson of the Board of Directors	March 3, 2022
William J. Link, Ph.D.

/s/ Richard L. Lindstrom, M.D.	Director	March 3, 2022
Richard L. Lindstrom, M.D.

/s/ John P. McLaughlin	Director	March 3, 2022
John P. McLaughlin

/s/ Elizabeth G. O’Farrell	Director	March 3, 2022
Elizabeth G. O’Farrell

/s/ Aimee S. Weisner	Director	March 3, 2022
Aimee S. Weisner

/s/ Gary M. Winer	Director	March 3, 2022
Gary M. Winer